EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2011 Results and Initiates a Quarterly Cash Dividend of $0.06 Per Share

Third Quarter 2011 Highlights:

  28% year-over-year growth in net income
  11% sequential growth in new lease originations; 67% year-over-year
  Net interest and fee margin of 12.77%
  Risk adjusted net interest and fee margin of 11.84%
  Insured deposit growth of 26% quarter-over-quarter
  Strong capital position, consolidated equity to assets ratio of 34.31%
  207,470 shares of common stock repurchased under the Company's stock repurchase plan

MOUNT LAUREL, N.J., Nov. 3, 2011 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported third quarter 2011 net income of $1.8 million, or $0.14 per diluted share. For the nine-month period ended September 30, 2011, net income was $4.1 million or $0.32 per diluted share.

"Performance this quarter reflects on the favorable growth and profit fundamentals of our business," says Daniel P. Dyer, Marlin's co-founder and CEO. "Our confidence in the future is driven by a firm belief that customers will continue to be attracted to Marlin's quality products and service offerings and management's proven ability to execute during the current business cycle. Looking ahead, we expect profit growth to be strengthened by the expanded use of low-cost deposit funding to fund balance sheet growth through our bank franchise, Marlin Business Bank," says Dyer.

"Our asset quality is in terrific condition," adds George D. Pelose, Marlin's Chief Operating Officer. "We posted another strong quarter with delinquency and charge-off levels at historical lows. We attribute these solid performance indicators to our disciplined approach to credit and risk management."

"I'm also pleased to announce the initiation of a regular quarterly dividend by Marlin's Board of Directors," says Dyer. "The Company's excess cash and capital position, strong operating performance and confidence in the future are key considerations in making the determination to pay a $0.06 per share dividend at this time."

Third quarter 2011 lease production was $59.7 million, based on initial equipment cost, up 11% from $53.9 million for the second quarter of 2011 and 67% higher than the third quarter of 2010. Average number of monthly originating sources reached 831 for the third quarter of 2011. Net interest and fee margin at 12.77% improved 56 basis points in the third quarter of 2011, compared to 12.21% in the second quarter of 2011, and has increased 51 basis points from the third quarter a year ago. Cost of funds improved 48 basis points from the second quarter of 2011 and 85 basis points from the third quarter of 2010. The improvement resulted from the Company's shift in funding mix from term funding to lower-cost insured deposits issued by Company's subsidiary, Marlin Business Bank.

Credit quality continues to improve. Highlights for the third quarter of 2011 include:

  Leases over 30 days delinquent were 1.18% of Marlin's lease portfolio, which is 13 basis points lower than the second quarter of 2011 and 117 basis points lower than the third quarter of 2010.

  Leases over 60 days delinquent were 0.47% of Marlin's lease portfolio, which is 9 basis points lower than the second quarter of 2011 and 56 basis points lower than the third quarter of 2010.

  Net leasing charge-offs were 1.73% of average net investment, which is 13 basis points lower than the second quarter of 2011 and 127 basis points lower than the third quarter of 2010.

As of September 30, 2011, the allowance for credit losses as a percentage of total finance receivables was 1.49%, which represented 282% of total 60+ day delinquencies, compared to an allowance for credit losses of 1.74% as of June 30, 2011, which represented 278% of total 60+ day delinquencies.

The Company maintains strong capital ratios with a consolidated equity to assets ratio of 34.31% and ample liquidity to support growth through our insured depository, Marlin Business Bank. The Company also had $69.7 million in unused commitments through its revolver facilities.

In conjunction with this release, the Company's static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

The Company repurchased 207,470 shares of its common stock during the third quarter ended September 30, 2011 under the stock repurchase program announced in November 2007. On a year to date basis, the Company has purchased 378,668 shares of common stock, and since inception of the program the Company has repurchased 942,699 shares of common stock.

Quarterly Dividend Declared

The Company's Board of Directors has approved the initiation of a regular quarterly cash dividend and has declared the first quarterly cash dividend of $0.06 per share of common stock. The dividend will be payable at the close of business on November 28, 2011 to stockholders of record on November 14, 2011. The payment of future dividends will be subject to approval by the Board of Directors.

Conference Call and Webcast

We will host a conference call on Friday November 4, 2011 at 9:00 a.m. ET to discuss the Company's third quarter results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com, and an audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small and mid-sized businesses. The Company's subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e., leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 1,289	$ 2,557
Interest-earning deposits with banks	47,056	34,469
Total cash and cash equivalents	48,345	37,026
Restricted interest-earning deposits with banks (includes $24.1 million and $44.7 million at September 30, 2011 and December 31, 2010, respectively, related to consolidated variable interest entities ("VIEs"))	29,419	47,107
Securities available for sale (amortized cost of $1.7 million and $1.5 million at September 30, 2011 and December 31, 2010, respectively)	1,767	1,534
Net investment in leases and loans (includes $76.5 million and $154.1 million at September 30, 2011 and December 31, 2010, respectively, related to consolidated VIEs)	367,000	351,569
Property and equipment, net	2,183	2,180
Property tax receivables	44	197
Other assets	24,624	28,449
Total assets	$ 473,382	$ 468,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 157,398	$ 92,919
Long-term borrowings (includes $59.8 million and $128.2 million at September 30, 2011 and December 31, 2010, respectively, related to consolidated VIEs)	115,089	178,650
Other liabilities:
Sales and property taxes payable	4,095	1,978
Accounts payable and accrued expenses	8,923	8,019
Net deferred income tax liability	25,470	26,493
Total liabilities	310,975	308,059

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,780,673 and 12,864,665 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	128	129
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	85,159	86,987
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(14)	(132)
Retained earnings	77,136	73,021
Total stockholders' equity	162,407	160,003
Total liabilities and stockholders' equity	$ 473,382	$ 468,062

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per-share data)

Interest income	$ 11,073	$ 11,421	$ 32,836	$ 36,245
Fee income	3,105	3,567	9,163	10,884
Interest and fee income	14,178	14,988	41,999	47,129
Interest expense	2,706	3,590	9,061	12,204
Net interest and fee income	11,472	11,398	32,938	34,925
Provision for credit losses	837	2,083	2,940	7,700
Net interest and fee income after provision for credit losses	10,635	9,315	29,998	27,225

Other income:
Insurance income	761	985	2,690	3,130
Loss on derivatives	(8)	(9)	(52)	(128)
Other income	574	354	1,290	948
Other income	1,327	1,330	3,928	3,950
Other expense:
Salaries and benefits	5,559	4,947	16,880	14,659
General and administrative	3,226	3,156	9,842	9,275
Financing related costs	177	131	523	433
Other expense	8,962	8,234	27,245	24,367
Income before income taxes	3,000	2,411	6,681	6,808
Income tax expense	1,169	977	2,566	2,586
Net income	$ 1,831	$ 1,434	$ 4,115	$ 4,222

Basic earnings per share	$ 0.14	$ 0.11	$ 0.32	$ 0.33
Diluted earnings per share	$ 0.14	$ 0.11	$ 0.32	$ 0.33

Weighted average shares used in computing basic earnings per share	12,803,343	12,872,123	12,905,582	12,826,263
Weighted average shares used in computing diluted earnings per share	12,868,740	12,933,439	12,978,024	12,888,662

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011

New Asset Production:
# of Sales Reps	84	87	94	97	95
# of Leases	3,253	3,669	3,984	4,522	4,580
Leased Equipment Volume	$35,759	$42,906	$47,024	$53,889	$59,674

Approval Percentage	49%	54%	56%	60%	60%

Average Monthly Sources	625	725	740	826	831

Implicit Yield on New Leases	14.40%	13.98%	13.39%	13.04%	12.55%

Net Interest and Fee Margin:
Interest Income Yield	12.28%	12.38%	12.48%	12.37%	12.32%
Fee Income Yield	3.84%	3.54%	3.59%	3.33%	3.46%
Interest and Fee Income Yield	16.12%	15.92%	16.07%	15.70%	15.78%
Cost of Funds	3.86%	3.82%	3.77%	3.49%	3.01%
Net Interest and Fee Margin	12.26%	12.10%	12.30%	12.21%	12.77%

Average Total Finance Receivables	$371,833	$357,089	$349,203	$351,389	$359,451
Average Net Investment in Leases	$369,973	$355,863	$348,276	$350,662	$358,753

End of Period Net Investment in Leases	$359,859	$350,528	$347,254	$353,839	$366,293
End of Period Loans	$1,284	$1,041	$765	$686	$707

Portfolio Asset Quality:

Leasing
30+ Days Past Due Delinquencies	2.35%	1.97%	1.67%	1.31%	1.18%
30+ Days Past Due Delinquencies	$9,359	$7,665	$6,475	$5,188	$4,844

60+ Days Past Due Delinquencies	1.03%	0.89%	0.75%	0.56%	0.47%
60+ Days Past Due Delinquencies	$4,099	$3,460	$2,891	$2,220	$1,934

Total Finance Receivables
30+ Days Past Due Delinquencies	2.38%	1.98%	1.68%	1.31%	1.18%
30+ Days Past Due Delinquencies	$9,537	$7,726	$6,514	$5,190	$4,844

60+ Days Past Due Delinquencies	1.05%	0.90%	0.75%	0.56%	0.47%
60+ Days Past Due Delinquencies	$4,213	$3,504	$2,914	$2,221	$1,934

Net Charge-offs - Leasing	$2,778	$2,324	$2,002	$1,631	$1,556
% on Average Net Investment in Leases Annualized	3.00%	2.61%	2.30%	1.86%	1.73%

Net Charge-offs - Total Finance Receivables	$2,879	$2,375	$2,010	$1,636	$1,553
% on Average Total Finance Receivables Annualized	3.10%	2.66%	2.30%	1.86%	1.73%

Allowance for Credit Losses	$8,355	$7,718	$6,887	$6,175	$5,459
% of 60+ Delinquencies	198.31%	220.26%	236.34%	278.03%	282.26%

90+ Day Delinquencies (Non-earning total finance receivables)	$2,398	$1,996	$1,407	$1,197	$1,151

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Balance Sheet:

Assets
Investment in Leases and Loans	$362,328	$352,527	$348,290	$354,014	$365,610
Initial Direct Costs and Fees	7,170	6,760	6,616	6,686	6,849
Reserve for Credit Losses	(8,355)	(7,718)	(6,887)	(6,175)	(5,459)
Net Investment in Leases and Loans	$361,143	$351,569	$348,019	$354,525	$367,000
Cash and Cash Equivalents	44,100	37,026	40,064	51,904	48,345
Restricted Cash	47,384	47,107	51,212	30,910	29,419
Other Assets	13,678	32,360	34,972	29,909	28,618
Total Assets	$466,305	$468,062	$474,267	$467,248	$473,382

Liabilities
Total Debt	$191,858	$178,650	$178,323	$143,794	$115,089
Deposits	95,358	92,919	95,731	124,522	157,398
Other Liabilities	20,932	36,490	38,845	37,361	38,488
Total Liabilities	$308,148	$308,059	$312,899	$305,677	$310,975

Stockholders' Equity
Common Stock	$129	$129	$130	$129	$128
Paid-in Capital, net	86,606	86,985	87,563	86,197	85,157
Other Comprehensive Income	(153)	(132)	(100)	(60)	(14)
Retained Earnings	71,575	73,021	73,775	75,305	77,136
Total Stockholders' Equity	$158,157	$160,003	$161,368	$161,571	$162,407

Total Liabilities and
Stockholders' Equity	$466,305	$468,062	$474,267	$467,248	$473,382

Capital and Leverage:
Equity	$158,157	$160,003	$161,368	$161,571	$162,407
Debt to Equity	1.82	1.70	1.70	1.66	1.68
Equity to Assets	33.92%	34.18%	34.02%	34.58%	34.31%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	32.67%	34.87%	34.30%	34.35%	34.46%
Tier 1 Risk-based Capital	39.90%	39.58%	39.88%	40.10%	39.23%
Total Risk-based Capital	41.16%	40.84%	41.14%	41.35%	40.48%

Expense Ratios:
Salaries and Benefits Expense	$4,947	$5,307	$5,937	$5,384	$5,559
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	5.32%	5.94%	6.80%	6.13%	6.19%

Total personnel end of quarter	229	234	243	251	247

General and Administrative Expense	$3,156	$3,487	$3,471	$3,145	$3,226
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	3.40%	3.91%	3.98%	3.58%	3.59%

Efficiency Ratio	63.62%	72.55%	78.41%	70.42%	68.60%

Net Income:
Net Income	$1,434	$1,446	$754	$1,530	$1,831

Annualized Performance Measures:
Return on Average Assets	1.19%	1.28%	0.65%	1.31%	1.56%
Return on Average Stockholders' Equity	3.73%	3.72%	1.88%	3.78%	4.53%

Per Share Data:
Number of Shares - Basic	12,872,123	12,866,214	12,927,477	12,989,681	12,803,343
Basic Earnings per Share	$0.11	$0.11	$0.06	$0.12	$0.14

Number of Shares - Diluted	12,933,439	12,942,524	13,005,882	13,065,206	12,868,740
Diluted Earnings per Share	$0.11	$0.11	$0.06	$0.12	$0.14

Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Marlin Business Services Corp.
         Lynne C. Wilson, CFO
         +1-888-479-9111 x4108